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                                                                    EXHIBIT 10.1


                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT (the "Sublease"), dated as of September 19, 2002 is made between the Sublandlord and Subtenant listed in Article I below.

ARTICLE I:        DEFINED TERMS; BACKGROUND

1.      Each reference in this Sublease to the capitalized terms set forth below shall have the meanings given to them in this Article I.
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
         Sublandlord:                                  RSA Security, Inc., a Delaware corporation


         Sublandlord's Address                         174 Middlesex Turnpike
         for Payment of Rent:                          Bedford, MA 01730

         Sublandlord's Notice Address:                 174 Middlesex Turnpike
                                                       Bedford, MA  01730
                                                       Attention: Michael Hare, Director of Real Estate

                                                       With a copy to:

                                                       Robert Tuchmann, Esq.
                                                       Hale and Dorr LLP
                                                       60 State Street
                                                       Boston, MA  02109

         Subtenant:                                    NVIDIA Corporation, a Delaware corporation

         Subtenant's Notice Address:                   Nvidia Corporation
                                                       Attn: Stephen Pettigrew
                                                       Legal Department
                                                       2701 San Tomas Expressway
                                                       Santa Clara, CA 95050

         Master Lease:                                 Lease dated March 11, 1996 between EOP-Crosby Corporate
                                                       Center, L.L.C., as successor in interest to Beacon
                                                       Properties, L.P., and RSA Security, Inc., as successor to
                                                       Security Dynamics Technologies, Inc., as amended by the First
                                                       Amendment to Lease dated May 10, 1997, the Second Amendment to Lease dated April 8, 1998, and the Third Amendment to
                                                       Lease dated May 9, 2000, copies of which are attached hereto as EXHIBIT A. (The First and Second Amendments merely added space to the Master Leased Premises which are not included in the Subleased Premises.)
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
         Master Landlord:                              EOP-Crosby Corporate Center, L.L.C., a Delaware limited
                                                       liability company

         Master Leased Premises:                       The entirety of 20 Crosby Drive (Building One), the entirety of 24 Crosby Drive (Building Three), the entirety of 36
                                                       Crosby Drive (Building Nine) and 19,859 rentable square feet
                                                       ("RSF") on the second floor of the building located at 34
                                                       Crosby Drive (Building Eight), all located in Bedford,
                                                       Massachusetts.

         Subleased Premises:                           The portion of the Master Leased Premises consisting of a
                                                       portion of the space (approximately 11,863 RSF) on the
                                                       second floor of the building located at 34 Crosby Drive
                                                       (Building Eight) and shown on the plan attached hereto as
                                                       EXHIBIT B demised to Sublandlord by the Master Lease.

         Sublease Commencement Date:                   From the Commencement Date through June 30, 2005 the
                                                       Commencement Date shall be the later of; (i) full execution of the sublease by both parties, (ii) receipt by Tenant of
                                                       Landlord's Consent to Sublease or (iii) Sublandlord's
                                                       completion of construction. Both Sublandlord and Tenant's
                                                       architect shall mutually agree when Sublandlord's
                                                       construction is substantially complete. Tenant and its
                                                       agents shall have access to the Premises prior to
                                                       Commencement Date for purposes of measuring designing, and constructing the space so long as Tenant does not interfere with Sublandlord's work. Early access shall be at no charge to Tenant, and shall not trigger commencement of the lease.
                                                       If Sublandlord does not deliver Master Landlord's consent to the Sublease within twenty one (21) days following execution of the Sublease by Subtenant, then Subtenant shall have the right to terminate the Sublease.

         Sublease Term:                                Commencing on the Sublease Commencement Date and ending on
                                                       June 30, 2005.

         Rent Commencement Date:                       Two (2) months following the Sublease Commencement Date.

         Yearly Rent:                                  Sixteen and 00/100 Dollars ($16.00) per RSF per

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
                                                       annum, payable in equal monthly installments, for the Sublease
                                                       Term.

         Base Year for Expenses and Taxes:             Calendar year 2002 for operating expenses and fiscal tax year
                                                       2003 for real estate taxes.

         Subtenant's Expenses Percentage:              15.5795% (of 34 Crosby Drive)

         Subtenant's Tax Percentage:                   4.6065 % (of the entire Park, as defined in the Master Lease)

         Permitted Uses:                               General office purposes, research, development, light
                                                       manufacturing and any uses ancillary thereto.
         Excluded Sections of the Master Lease:        Article 4, Sections 17.4(d), 17.4(e), 21.4(b), the last
                                                       sentence of Section 26(a), Section 29.3, Exhibits 4, 4-A,
                                                       and 12 of the Master Lease, all of First Amendment, all
                                                       of Second Amendment, and Paragraphs 1, 2, 4, 5, 9, 11 and
                                                       12 of Third Amendment

         Parking Spaces Available to Subtenant:        Subtenant shall have the non-exclusive use of forty one (41)
                                                       parking spaces.

         Broker:                                       CRESA Partners. Sublandlord will be responsible for broker commissions pertaining to this Sublease pursuant to a
                                                       separate agreement.
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2.      Sublandlord is the tenant under the Master Lease. Sublandlord and
        Subtenant wish to enter into a sublease of the Subleased
        Premises on the terms and conditions set forth herein.

ARTICLE II:       AGREEMENTS

NOW, THEREFORE, the parties agree as follows:

1.      SUBLEASED PREMISES

        Sublandlord hereby subleases to Subtenant, on the terms and conditions set forth in this Sublease, the Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date with all building systems serving the Premises in good working condition, broom clean, but otherwise in such "AS IS, WHERE IS" condition as exists as of the date of this Sublease, free of all occupants other than Subtenant. Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Subtenant's purposes, except as expressly set forth in this Sublease. Sublandlord has received no notice that any of the common areas or Sublandlord's equipment is in violation of any

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         building code or government agency regulation. The taking of possession of the Subleased Premises shall be deemed Subtenant's acknowledgement that the same have been delivered in the condition required hereunder. All space shall be in accordance with BOMA standard measurements.

2.       SUBLEASE TERM

         The term of this Sublease shall commence on the Sublease Commencement Date and continue for the Sublease Term unless terminated prior to such date pursuant to the terms hereof or pursuant to law. Promptly following the actual Sublease Commencement Date and upon request of Sublandlord, Sublandlord and Subtenant shall jointly execute a written declaration specifying the actual Sublease Commencement Date. Subtenant will have access upon execution of this Sublease to the Subleased Premises for measuring and design purposes only.

3.       RENT

         Subtenant shall pay to Sublandlord the Yearly Rent in twelve (12) equal monthly installments (pro rated in the case of any partial calendar month at the beginning or end of the Sublease Term, based upon the actual number of days in the month), without deduction, offset, notice, or demand, commencing on the Rent Commencement Date, at Sublandlord's Address for Payment of Rent, or at such other place as Sublandlord shall designate from time to time by notice to Subtenant. Yearly Rent, in equal monthly installments, shall be paid for on the first day of each calendar month occurring during the Sublease Term to which such Yearly Rent is attributable. The Rent for the first full calendar month of the Sublease Term shall be payable on the Sublease Commencement Date.

         All charges, costs, expenses and sums required to be paid or borne by Subtenant under this Sublease in addition to Yearly Rent shall be deemed "Additional Rent," and Yearly Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease.

4.       EXPENSES AND TAXES; ELECTRICITY CHARGES

                  (a) In addition to Yearly Rent, Subtenant shall pay to Sublandlord the Tax Excess and Operating Expense Excess (as those terms are defined in the Master Lease), and all other additional rent and other charges, however described, payable under the Master Lease by Sublandlord, as tenant under the Master Lease, with respect to the Subleased Premises or Subtenant's use and occupancy thereof. Subtenant shall pay such amount within twenty-five (25) days of receipt of an invoice therefore from Sublandlord. Sublandlord shall provide Subtenant with copies of Master Landlord's statement regarding Operating Expenses and Taxes and any other charges. With respect to any portion of the Sublease Term not ending on the last day of a calendar year or fiscal year, the amount of the Operating

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                  Expenses and/or the Taxes payable to Subtenant shall be pro rated based on a three hundred sixty five (365) day year.

                  (b) Subtenant shall pay $0.95 per RSF per year for electricity in the office portion of the Subleased Premises containing approximately 10,024 RSF. Subtenant shall also pay to Sublandlord all costs of electricity consumed in the laboratory portion of the Subleased Premises containing approximately 1,780 RSF, as measured by a separate check meter to be installed by Sublandlord.

5.       INSURANCE/WAIVER OF CLAIMS AND SUBROGATION

                  (a) During the Sublease Term, Subtenant shall maintain insurance of such types, in such policies, with such endorsements and coverages, in such amounts as are set forth in the Master Lease. All insurance policies shall name Master Landlord, Master Landlord's managing agent, Sublandlord and Sublandlord's managing agent as additional insureds and loss payees and shall contain an endorsement that such policies may not be modified or canceled without thirty (30) days prior written notice to Master Landlord and Sublandlord. Subtenant shall promptly pay all insurance premiums and shall provide Sublandlord with policies or certificates thereof that are acceptable to Sublandlord and Master Landlord evidencing such insurance upon Subtenant's execution of this Sublease.

                  (b) In the event Subtenant sustains a loss by reason of fire or other casualty that is covered by its property insurance policy (or would have been covered had Subtenant carried the insurance required hereunder), and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Sublandlord or Master Landlord or their agents, servants, employees or invitees, then Subtenant agrees to look first to the coverage provided by its insurance proceeds, and Subtenant shall have no right of action against Sublandlord, Master Landlord, or their agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against the party causing such loss; provided, however, in the event of such claims against Sublandlord, the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by such party (unless such party failed to maintain the coverage required hereunder, in which event it shall be deemed to have recovered the entire policy amount required hereunder). In the event Sublandlord sustains a loss by reason of fire or other casualty that is covered by its property insurance policy, and regardless of whether such fire or other casualty is caused in whole or in party by the acts or omissions of Subtenant or its agents, servants, employees or invitees, then Sublandlord agrees to look first to the coverage provided by its insurance proceeds, and it shall have no right of actions against Subtenant or its agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation

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                  or otherwise against Subtenant; provided, however, the
                  foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by Sublandlord. The parties hereto agree that each of their policies of property insurance shall include a waiver of subrogation to effectuate this provision.

6.       USE OF PREMISES

         Subtenant shall use and occupy the Subleased Premises only for the Permitted Uses, and only to the extent permitted by the Master Lease and all laws governing or affecting Subtenant's use of the Subleased Premises. Subject to the preceding sentence, Subtenant may use the Subleased Premises for general office purposes and/or sales, service, demonstration, development, storage and training of their networking and/or related products.

7.       PROVISION OF SERVICES; ADDITIONAL SERVICES

         Those services provided by Master Landlord to Sublandlord under the Master Lease shall also be provided by Master Landlord to Subtenant, except those services explicitly excluded by the terms of this Sublease. No additional services are currently included in Yearly Rent or Operating Expenses. Subtenant may request Sublandlord to furnish the Subleased Premises or Subtenant with services not included in the Master Lease or services explicitly excluded by the terms of this Sublease ("Additional Services"). If Sublandlord furnishes Subtenant with any Additional Services, Sublandlord may charge Subtenant a reasonable charge (if any are incurred) ("Additional Charge") related solely to the provision of Additional Services. If Sublandlord estimates that the Additional Charge may be in excess of One-Thousand Dollars ($1000), Sublandlord shall provide Subtenant a written and documented estimation of the Additional Costs before commencing or providing such Additional Services, and thereafter Subtenant shall have five (5) days with which to indicate whether Subtenant desires to receive such Additional Services. Upon completion or provision of Additional Services by Sublandlord, and receipt of the written notice of the Additional Charge from Sublandlord, Subtenant shall pay Sublandlord the Additional Charge within ten (10) days of the receipt of the written notice of the Additional Charge.

8.       CONDITION OF PREMISES; TRADE FIXTURES

         Subtenant shall have the right to furnish and install any trade fixtures that are necessary for the conduct of its business; provided, however, that at the termination of this Sublease, Subtenant shall remove such trade fixtures and restore the Subleased Premises at Subtenant's sole cost to the state and condition in which they existed on the Commencement Date, ordinary wear and tear excepted. If Subtenant fails to comply with the provisions of this paragraph, Sublandlord may make such repairs or restoration, and the reasonable cost thereof shall be additional rent payable by Subtenant on demand. All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures

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         remaining on the Premises after the expiration or termination of the term hereof shall be deemed abandoned by Subtenant and shall, at Sublandlord's option, become the property of Sublandlord without payment therefor.

9.       ALTERATIONS AND IMPROVEMENTS

         Prior to the Sublease Commencement Date and at Sublandlord's sole expense, Sublandlord shall demise the Subleased Premises from the Master Leased Premises. This shall include relocating thermostats to control the HVAC and Electrical in the Subleased Premises, installing tile hung drop ceilings to match the existing conditions, install all necessary lights, electrical outlets, sprinklers and emergency lighting. The demising walls shall be built to the deck, finished and painted on both sides below the ceiling. Demised space to be secure to the deck from all outside common and tenant areas. Additionally, Sublandlord shall construct a common vestibule outside of the lab area in front of the two electrical closets (collectively, "Sublandlord's Work"). Sublandlord's Work shall be done in compliance with all governmental regulations including, but not limited to, the 1992 Americans with Disabilities Act, any other law requiring handicapped accessibility, and any environmental standard including air quality requirements. Should an additional subtenant take occupancy of the balance of Master Leased Premises, Sublandlord will, at that time, relocate power circuits serving the additional subleased space from the Base Building Electrical Room to the electrical closet in the common area adjacent to the south side of the lab area. However, the circuits serving any additional subtenant shall be located on a panel separate from those circuits serving the lab area in the Subleased Premises. Circuits for Base Building HVAC and Lighting for both subtenants will remain fed from the Base Building Electrical Room. Sublandlord shall segregate all circuits serving the lab area in the Subleased Premises into one electrical panel to which Subtenant shall have exclusive access. Subtenant may install, at Subtenant's sole cost and expense, a security lock system for the lab circuit panel provided that Sublandlord and Prime Landlord are able to access said circuit panel.

         Except for the Sublandlord's Work, Sublandlord shall have no obligation to make any alterations or improvements to the Premises for Subtenant's use or occupancy thereof. Notwithstanding any provisions of the Master Lease to the contrary, Subtenant shall not make any alterations, additions, improvements or installments in the Subleased Premises without in each instance obtaining the prior written consent of both Master Landlord and Sublandlord, which they may grant, withhold or condition in their respective sole and absolute discretion. If Sublandlord and Master Landlord consent to any such alterations, improvements or installations, Subtenant shall perform and complete such alterations, improvements and installations at its expense, in compliance with applicable laws and the Master Lease. If Subtenant performs any alterations, improvements or installations without obtaining the prior written consent of both Master Landlord and Sublandlord, Sublandlord (or Master Landlord) may remove such alterations, improvements or installations, restore the Subleased Premises and repair any

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         damage arising from such removal or restoration, and Subtenant shall be liable for all costs and expenses incurred in the performance of such removal, repairs or restoration. All alterations, additions and improvements (except trade fixtures) shall be and remain the property of Sublandlord upon installation and shall be surrendered to Sublandlord upon the termination of this Sublease.

10.      ASSIGNMENT AND SUBLETTING

         Subject to the provisions of Article 16 of the Master Lease, Subtenant shall have the right to subsublet or assign all or any part of the Subleased Premises, subject to the prior written approval of both the Sublandlord and the Master Landlord, such approval shall not be unreasonably withheld and which will be approved or denied within ten
         (10) days of Subtenant's request to sublet or assign. After deducting all Subtenant's costs associated with the sublease, Sublandlord and Subtenant will equally split all sublease profits due to Subtenant under the subsublease.

11.      SUBORDINATION TO MASTER LEASE

         This Sublease shall at all times be subject and subordinate to the terms and provisions of the Master Lease. Except for the Excluded Sections of the Master Lease and except as otherwise set forth in this Sublease, all of the terms and conditions contained in the Master Lease are hereby incorporated herein by this reference as terms and conditions of this Sublease, except that references in the Master Lease to the terms listed in Column A below shall be deemed to be references to the terms set forth in this Sublease listed in the same row in Column B below:

                     COLUMN A                          COLUMN B
                     --------                          --------

                       Lease                           Sublease

                     Landlord                         Sublandlord

                      Tenant                           Subtenant

                       Term                          Sublease Term

                     Premises                     Subleased Premises

                 Commencement Date            Sublease Commencement Date

         Subtenant shall not cause a default under the Master Lease or permit its employees, agents, contractors or invitees to cause a default under the Master Lease.

         Notwithstanding any other provision of this Sublease, Sublandlord, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and

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         limitations of liability enjoyed by Master Landlord, as the landlord under the Master Lease, but (a) Sublandlord shall have no obligation under this Sublease to perform the obligations of Master Landlord, as landlord under the Master Lease, including, without limitation, any obligation to provide services or maintain insurance;
         (b) Sublandlord shall not be bound by any representations or warranties of the Master Landlord under the Master Lease; (c) in any instance where the consent of Master Landlord, as the landlord under the Master Lease, is required under the terms of the Master Lease, the consent of Sublandlord and Master Landlord shall be required; and (d) Sublandlord shall not be liable to Subtenant for any failure or delay in Master Landlord's performance of its obligations, as landlord under the Master Lease, provided that Sublandlord shall make all reasonable efforts to assist Subtenant in obtaining Master Landlord's performance of its obligations under the Master Lease.

         Upon the default by Subtenant in the full and timely payment and performance of its obligations under the Sublease, Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease with respect to default by the Tenant or Lessee under the Master Lease. In the event that Subtenant breaches any of the terms, conditions or covenants of this Sublease or of the Master Lease and fails to remedy such breach within five (5) days after written notice for a monetary default and thirty (30) days after written notice for a non-monetary default, Sublandlord shall have the right, but not the obligation, to cure such breach and charge Subtenant for the costs incurred thereby, which costs Subtenant shall pay to Sublandlord upon demand. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that Subtenant shall pay to Sublandlord all sums due and accrued under this Sublease as of the termination date.

         Notwithstanding any contrary provision of this Sublease, (i) in any instances where Master Landlord, as landlord under the Lease, has a certain period of time in which to notify Sublandlord, as tenant under the Master Lease, whether Master Landlord will or will not take any particular action, Sublandlord, as landlord under this Sublease, shall have an additional ten (10) day period after receiving such notice in which to notify Subtenant (except in the case of a request by Subtenant for consent by Sublandlord to a Transfer, in which event Sublandlord shall so notify Subtenant within fifteen (15) days), (ii) in any instance where Sublandlord, as tenant under the Master Lease, has a certain period of time in which to notify Master Landlord as landlord under the Lease, whether Sublandlord will or will not take any particular action, Subtenant, as tenant under this Sublease, must notify Sublandlord, as landlord under this Sublease, at least five (5) days before the end of such period, but in no event shall Subtenant have a period of less than five (5) days in which so to notify Sublandlord unless the relevant period under the Master Lease is five days or less, in which case the period under this Sublease shall be two
         (2) days less than the period provided to Sublandlord under the Lease,
         (iii) in any instance where Sublandlord, as tenant under the Master Lease, has a certain period of time in which to pay money to Master Landlord as landlord under the Lease, Subtenant, as tenant under this Sublease, must, unless otherwise herein provided, so pay Sublandlord, as landlord under this Sublease, at least five (5) business days before the end of such period, but in no event shall Subtenant have a period of less than five (5) days in which so to pay Sublandlord unless the relevant period under the Master Lease is five days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Lease, and (iv) in any instance where a specific grace period is granted to Sublandlord, as tenant under the Master Lease, before Sublandlord is considered in default under the Master Lease, Subtenant, as tenant under this Sublease, shall be deemed to have a grace period that is ten (10) days less than Sublandlord before Subtenant is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five days unless the relevant period under the Master Lease is six (6) days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Master Lease. In no event shall Master Landlord or Sublandlord be liable for any consequential damages suffered by Subtenant in connection with any breach of this Sublease or otherwise.

12.      HAZARDOUS MATERIALS

         Subtenant shall use or keep no inflammable, explosive or dangerous fluids or substances in the Premises or Building, or about the Property, except for commercially reasonable quantities of cleaning and office supplies, provided that Subtenant keeps, maintains, stores, reuses and disposes of such materials in accordance with all applicable laws and regulations and all manufacturer's directions. Subtenant shall not use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law that may now or later be in effect. Subtenant shall comply with all laws pertaining to and governing the use of these materials by Subtenant, and shall remain solely liable for the costs of abatement and removal. Sublandlord has no knowledge of any hazardous materials in place at the Subleased Premises and shall indemnify Subtenant for any damages resulting from the presence of hazardous materials at the Subleased Premises.

13.      HOLDING OVER

         If Subtenant remains in possession of the Subleased Premises or any part thereof after the expiration or other termination of the Sublease Term hereof, such occupancy shall be as a tenancy at sufferance at a rental in the amount of one hundred and fifty percent (150%) of the last installment of Yearly Rent, and upon all the other provisions of this Sublease pertaining to the obligations of Subtenant. Notwithstanding anything to the contrary herein, Subtenant shall be liable to

         Sublandlord for all costs, liabilities, losses and expenses incurred by Sublandlord as a result of Subtenant's holding over.

14.      ATTORNEYS' FEES; OTHER FEES

         If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

15.      NOTICES OR DEMANDS

         All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Master Landlord, which shall be given in accordance with the provisions of the Master Lease) upon the earlier of (a) receipt at the Sublandlord's Notice Addresses or the Subtenant's Notice Addresses, or the notice address of the Master Landlord set forth in the Master Lease, as the case may be, by the party being served, or (b) upon delivery being refused. All such notices or demands shall be sent by United States certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service that provides tracking and proof of receipt. Either party may change its address for notices and demands under this Sublease by ten (10) days' notice to the other party.

16.      SIGNAGE

         Subtenant shall be listed, at Subtenant's sole cost and expense, on the alphabetical directory board or other directory device listing tenants in the main lobby of the Building. Subtenant may also install, at Subtenant's sole cost and expense, a sign of Subtenant's name and standard logo on the main entry to the Subleased Premises, subject to Sublandlord's and Master Landlord's written approval, which approval on the part of Sublandlord shall not be unreasonably withheld, and in compliance with all applicable laws and codes. Subtenant shall not place any other sign in or on the Building or the Subleased Premises without the prior written consent of Sublandlord and Master Landlord, which consent may be withheld or conditioned in Sublandlord's and Master Landlord's sole and absolute discretion.

17.      PARKING

         Subject to the terms and conditions of the Master Lease, Sublandlord shall provide Subtenant with the right to use the number of Parking Spaces listed in Article I hereof as Parking Spaces available to Subtenant on a non-exclusive basis, at no additional charge.

18.      SATELLITE ANTENNA

         Subtenant, at Subtenant's sole cost and expense, shall have the right to install a satellite antenna on the roof of 34 Crosby Drive (Building
         8), subject to Master Landlord's consent and any applicable municipal ordinances. Subtenant shall insure and maintain the satellite antenna throughout the Sublease Term and shall remove the satellite antenna upon the expiration or earlier termination of the Sublease Term. Sublandlord shall cooperate with Subtenant in obtaining any necessary governmental approvals with respect to the satellite antenna.

19.      MASTER LANDLORD'S CONSENT

         This Sublease is expressly conditioned upon the receipt of Master Landlord's written consent hereto. Subtenant agrees to cooperate with Sublandlord in providing such information as is necessary to satisfy such condition and to execute all agreements reasonably requested by Master Landlord in connection therewith.

20.      NON-DISTURBANCE

         Subtenant shall use reasonable efforts to secure a non-disturbance agreement from Master Landlord.

21.      CHOICE OF LAW

         This Sublease shall be governed by the laws of the Commonwealth of Massachusetts.

22.      ENTIRE AGREEMENT

         This Sublease, together with any exhibits and attachments hereto and the Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Subleased Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral discussions, letters or written documents between and among themselves and their agents and representatives relative to the subleasing of the Subleased Premises are merged in or revoked by this Sublease.

23.      SUCCESSORS AND ASSIGNS

         This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting that is otherwise specifically prohibited hereby.

24.      SECTION AND PARAGRAPH HEADINGS

         The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

25.      REPRESENTATIONS AND WARRANTIES; AUTHORITY

         Sublandlord and Subtenant each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Subtenant and Sublandlord in accordance with its terms. Simultaneously with the execution of this Sublease, Subtenant shall deliver evidence of such authority to Sublandlord in a form reasonably satisfactory to Sublandlord.

         Sublandlord represents and warrants that (a) to Sublandlord's actual knowledge, Master Landlord is not in material default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Master Landlord under the Master Lease; and (b) to Sublandlord's actual knowledge, Sublandlord is not in material default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Sublandlord under the Master Lease.

         Except as expressly set forth in this Sublease, no representation or warranty has been given by either party, its agents and representatives, with respect to the subject matter of this Sublease, and neither party has relied upon any representations or warranty not expressly set forth herein.

26.      BROKERS

         Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker other than the Brokers identified in
         Article I hereof in connection with the consummation of this Sublease. Sublandlord and Subtenant each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the inaccuracy of its representation or the breach of its warranty set forth in the previous sentence. Sublandlord shall be solely responsible for the payment of the brokerage commission due to the Brokers pursuant to a separate written agreement.

27.      NO OFFER

         The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublandlord nor Subtenant shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublandlord and Subtenant, and then subject to the conditions hereof, including Section 19.

IN WITNESS WHEREOF, the parties have caused this Sublease to be signed by their duly authorized representatives to be effective on the date first set out above.


SUBLANDLORD:                                SUBTENANT:
-----------                                 ---------


RSA SECURITY, INC.                          NVIDIA CORPORATION

By: /s/ Jeffrey D. Glidden                  By: /s/ Stephan Pettigrew
    --------------------------------            ------------------------------

Print Name: Jeffrey D. Glidden              Print Name: Stephan Pettigrew

Print Title: Chief Financial Officer        Print Title: Legal Counsel

Date: September 19, 2002                    Date: September 16, 2002




LIST OF EXHIBITS

Exhibit A  -  Master Lease and Amendments

Exhibit B  -  Plan showing Subleased Premises